EXHIBIT 10.5

                                 EAST PENN BANK
                           DIVIDEND REINVESTMENT PLAN

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                               EXPLANATION OF THE
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

      The following, in a question and answer format, constitutes a summary description of the East Penn Dividend Reinvestment and Stock Purchase Plan. A complete copy of the Plan follows. Those holders of East Penn's common stock who do not participate in the plan will continue to receive stock certificates, if and when stock dividends or stock splits are declared.

General

1.    What is the purpose of the plan?

      The plan provides participants of East Penn's common stock with a convenient method of investing cash dividends payable upon their common stock and of making voluntary cash payments to purchase additional shares of common stock. To the extent that the additional shares are purchased directly from East Penn under the plan, East Penn will receive additional funds for its general corporate purposes. (See the Section entitled "USE OF PROCEEDS".) Each participant should recognize that neither East Penn nor the plan administrator (See No. 3 below) can provide any assurance that shares purchased under the plan will, at any particular time, be worth more or less than their purchase price.

2.    What are the advantages of the plan?

      o The plan provides participant shareholders with the opportunity to make additional voluntary cash payments, within specified limits, to purchase additional shares of common stock, without the payment of any service charges or brokerage commissions.

      o Participants will obtain full investment use of funds, because the plan provides for fractional shares as well as whole shares to be credited to the participants' accounts. Fractional shares earn dividends just like whole shares when held in the plan account. (See No. 12 below.)

      o Participants may avoid cumbersome safekeeping and recordkeeping costs through the free custodial and reporting services furnished by the plan. Shares are held in "book entry" form and regular statements of account are provided by the plan administrator. (See Nos. 17, 18 and 24 below.)

      o Participants benefit because East Penn pays all of the administrative costs of the plan. (See No. 16 below.)

3.    Who administers the plan for participants?

      Registrar and Transfer Company administers the plan. In this capacity, the plan administrator sends periodic statements of account to participants and performs other administrative duties relating to the plan. Shares purchased for a participant under the plan are



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held by the plan administrator and registered in its name. (See No. 18 below.)

      Any notices, questions or other communications relating to the plan should include the participant's account number and tax identification number and should be addressed to:

                         Registrar and Transfer Company
                         Attn: Dividend Reinvestment Department
                         10 Commerce Drive
                         Cranford, NJ 07016

      Participants who have questions regarding the plan also may contact the plan administrator at 1-800-368-5948.

Participation

4.    Who is eligible to participate in the plan?

      Generally, record holders of common stock of East Penn are eligible to participate in the plan. However, East Penn may refuse to offer the plan to various shareholders of East Penn as follows:

      o those who are residents of a state that may require registration, qualification or exemption of the common stock to be issued under the plan, or registration or qualification of East Penn or any of its officers or employees as a broker, dealer, salesman or agent where the plan administrator determines, in its discretion, that the number of shareholders or number of shares held does not justify the expense of registration, fees, etc. in that state(s);

      o those whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository, unless those shares are first transferred into the record name of the beneficial owner; and

      o those shareholders who beneficially own 5% or more of East Penn's outstanding common stock, as determined by the plan administrator, in its sole discretion.

      Subject to the limitations in the paragraph immediately above and without limiting the generality of this statement, participants in the plan may make voluntary cash payments of not less than $100.00 or more than $2,500.00 per quarter. (See No. 14 below.)

5.    How does an eligible shareholder become a participant in the plan?

      An eligible shareholder may join the plan at any time by completing and signing the authorization form included with the Offering Circular and returning it to the plan administrator. A postage-paid envelope is provided, with the Offering Circular, for that purpose. Additional authorization forms may be obtained, at any time, from the plan administrator. A properly completed authorization form must be received at least 10 business days before a dividend record date in order for the dividends payable to shareholders of record on that date to be reinvested in



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East Penn's common stock under the plan.

      Historically, dividends declared on the common stock have been declared and paid on a quarterly basis. East Penn's Board of Directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

6. Is a shareholder required to reinvest his or her dividends on all shares of common stock held in the plan in order to participate in the plan?

      Yes. All holders of record of East Penn's common stock are eligible to participate in the plan, except as discussed in No. 4 above. To participate in the plan, however, record holders of common stock must participate with respect to all shares of common stock that they hold in the plan and must arrange to have the dividends on all of those shares reinvested under the plan by completing the authorization form and sending the form to the plan administrator.

7. May a participant change the number of shares subject to the plan so as to reduce the number of shares subject to dividend reinvestment to some number representing less than all shares held?

      No. Shareholders may only participate in the plan with respect to all of their shares of common stock held in the plan.

Purchases

8.    How are shares of common stock acquired under the plan?

      Cash dividends payable on East Penn's common stock held by persons participating in the plan will be paid to the plan administrator. The cash dividends paid to the plan administrator will not include any applicable taxes withheld by East Penn. The plan administrator will pool these cash dividends together with all voluntary cash payments received and, with respect to shares to be purchased on the open market, will transfer them to an independent purchasing agent, who will be a broker-dealer registered under the Securities Exchange Act of 1934 and may be a bank, trust company, brokerage firm, or other independent fiduciary, as selected by the plan administrator. Aside from transferring funds to the plan purchasing agent, neither East Penn nor the plan administrator shall have any influence on the manner, methods, or timing of shares acquired in open market transactions. The plan purchasing agent will use the funds to purchase shares of East Penn's common stock on the open market for the plan accounts of the participants. Alternatively, the plan administrator will, if so directed by East Penn, acquire shares directly from East Penn, or pursuant to negotiated transactions. A combination of the foregoing methods may be used, as East Penn directs. In any event, each participant's account will be credited with a pro rata share of the purchased shares.

9.    When will shares of common stock be purchased under the plan?

      All dividends (cash and stock) will be used to purchase common stock as soon as reasonably possible after the applicable dividend payment date, but not more than 30 days after the dividend payment date.



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      Voluntary cash payments will be accepted for investment, and will be invested, only in connection with a dividend payment date. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the plan administrator is prohibited from holding voluntary cash payments for extended periods of time prior to investing them, participants are strongly encouraged to submit their voluntary cash payments as near as possible to the applicable dividend payment date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the plan administrator no later than 10 days prior to the corresponding dividend payment date, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date.

      Purchases of common stock in the open market or in negotiated transactions may occur over one or more trading days.

10.   At what price will shares of common stock be purchased under the plan?

      For purchases of shares of common stock in the open market, or in negotiated transactions, the purchase price will be the fair market value of the common stock as of the investment date. The investment date is defined in the plan as the day during a month on which a dividend is payable, and in any other month, the 15th day of that month, or in any case, if that day is not a business day on which securities are traded, then the next following business day on which securities are traded. The purchase price of the common stock purchased under the plan in open market and/or in negotiated transactions will be the participant's pro rata share of the actual costs (excluding brokerage commissions, if any) incurred by the plan administrator for those purchases. For shares of common stock purchased from East Penn, the purchase price will be the fair market value of the common stock, as of the applicable investment date. In the event of purchases of common stock from East Penn and in the open market and/or negotiated transactions, the purchase price per share of common stock to be charged to each participant will be based on the weighted averages of the prices of all shares purchased. Each participant's account will be credited with the number of whole and fractional shares calculated to 5 decimal places, equal to the amount to be invested for the participant divided by the applicable purchase price.

      If the common stock is listed on an established organized stock exchange, the fair market value will be the closing price per share for the common stock on that stock exchange on the applicable date or, if no sale of the common stock occurred on that stock exchange on that date, the closing price per share for the common stock on that exchange on the next day on which a sale of common stock occurred. If the common stock is not listed on an established exchange but is listed in the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the fair market value will be the average of the highest and lowest trading prices per share for the common stock on the applicable date or, if no trade of the common stock occurred in the National Market System on that date, the average of the highest and lowest trading prices per share for the common stock on the next day on which the common stock was traded in the National Market System. If the common stock is not listed on an established stock exchange or in the NASDAQ/NMS but is quoted on a system maintained by the National Association of Securities Dealers, Inc. (NASD), the fair market value will be the



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average of the closing dealer bid and asked prices per share for the common stock quoted on that system on the applicable date or, if no bid and asked prices are quoted on that system on that date, the average of the closing dealer bid and asked prices for the common stock quoted on that system on the most recent previous day on which prices were so quoted. If the common stock is not listed on an established stock exchange or in the NASDAQ/NMS, or quoted in a system maintained by the NASD, the fair market value will be the average of the lowest bid and highest asked prices per share for the common stock quoted on the applicable date by one or more brokerage firms selected by the plan administrator which then make a market in the common stock or, in the absence of any bid and asked prices quoted on that date, the quoted per share price (or average of the quoted per share prices, if several), whether bid or asked, for the common stock reported on that date or, failing this, on the most recent previous date on which quotes are available.

11.   How many shares of common stock will be purchased for participants?

      The number of shares purchased for each participant will depend on the amount of dividends to be reinvested in a participant's account, the amount of any voluntary cash payments and the applicable purchase price of the common stock (See No. 10 above). Each participant's account will be credited with that number of shares, including any fractional interest computed to 5 decimal places, equal to the total amount to be invested divided by the applicable purchase price as described in No. 10 above.

12. Will dividends on shares held in a participant's account be used to purchase additional shares under the plan?

      Yes. If and when East Penn declares cash and/or stock dividends or stock splits, to the record holders of shares of its common stock, the plan administrator will credit each participant's account with those dividends and/or stock splits, and all dividends and/or stock splits will be automatically reinvested in additional shares of common stock, thereby compounding each participant's investment. Fractional shares held under the plan for a participant's account will receive dividends in the same way as a whole share, but in proportion to the size of the fractional share.

Voluntary Cash Payments

13.   Who is eligible to make voluntary cash payments?

      All record holders of common stock who elect to have dividends reinvested and who are eligible to participate, in accordance with the provisions of the plan, may also elect to make voluntary cash payments.

14.   What are the limitations on voluntary cash payments?

      Participants are strongly encouraged to submit any voluntary cash payments as near as possible to the applicable dividend payment date (See No. 9 above). No interest will be paid on optional cash payments pending investment. Voluntary payments received too early or too late will be returned to participants.



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      Voluntary cash payments may not be less than $100.00 or more than
$2,500.00 per quarter. East Penn reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant.

15.   How does the voluntary cash payment option work?

      A voluntary cash payment may be made by enclosing a check or money order with the executed authorization form (for new participants) or by forwarding a check or money order to the plan administrator with a payment form that will accompany each statement of account. Checks and money orders should be made payable to ["Registrar and Transfer Company"] and should include the participant's account number and taxpayer identification number. Additional payment forms may be obtained from the plan administrator.

      Any voluntary cash payment received by the plan administrator within the period, described in Nos. 9 and 14 above, will be applied to the purchase of shares of common stock on the following investment date at a price determined in accordance with the provisions of the plan. No interest will be paid on voluntary cash payments held by the plan administrator prior to the respective investment date.

Costs

16. Are there any expenses to participants in connection with purchases under the plan?

      No. Participants are not obligated to pay any brokerage commissions or other charges with respect to purchases of common stock under the plan.

      A participant who requests that the plan administrator sell shares of common stock held in the participant's account in the plan incurs a $10.00 service fee, and any brokerage fees incurred in connection with the sale. If a participant pays the fee in advance when notice of sale is made, then the fee will not be deducted from the proceeds of the sale (See Nos. 20 and 22 below).

Reports to Participants

17.   What kind of reports are sent to participants in the plan?

      The plan administrator maintains a separate account for each participant. Each participant in the plan receives a statement of account subsequent to each dividend payment date describing cash dividends, stock dividends, stock splits, the number of shares purchased, the amount of voluntary cash payments made by the participant, the price per share, and total shares accumulated under the plan. These statements provide a continuing record of the dates and costs of purchases on a quarterly basis and should be retained for income tax purposes. In addition, participants receive East Penn's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends paid and commission expenses paid on their behalf.



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Certificates for Shares

18. Will certificates be issued for shares of common stock purchased or acquired under the plan?

      No. The custodial, or "book entry" method of holding shares is a safekeeping feature that protects against loss, theft, or destruction of stock certificates. It is also a more economical way for the plan administrator to administer the plan. Certificates for shares purchased or acquired pursuant to a stock dividend or stock split for a participant's account under the plan will not be issued unless the participant:

      o specifically requests in writing that the certificates be issued and includes the payment of a service fee of $10.00 to the plan administrator;

      o withdraws shares from his or her plan account and requests that the shares be sold on his or her behalf; or

      o terminates participation in the plan and does not request the shares to be sold on his or her behalf. A $10.00 fee is payable by participants upon withdrawal or termination from the plan. If the fee is not paid in advance when the withdrawal or termination is requested, the fee will be deducted from the participant's account.

Withdrawal of Shares in Plan Accounts

19.   How may a participant withdraw shares purchased under the plan?

      A participant may withdraw from participation in the plan all of the whole shares of common stock credited to his or her account by submitting written notification to the plan administrator at the address shown in No. 3 above. Whole shares of common stock withdrawn from the plan will be issued through a certificate in the name of the participant and dividends will no longer be reinvested. Any notice of withdrawal received from a participant less than 10 business days before a dividend record date will not be effective until the participant's dividends paid on that date have been reinvested and the shares credited to the participant's account. There is a $10.00 withdrawal fee payable by the participant. Any fractional interest withdrawn will be liquidated by the plan administrator on the basis of the then current fair market value of the common stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued. If the participant withdraws a portion of his or her shares held in the plan and does not sell the withdrawn shares, the participant will be deemed to have terminated his or her participation in the plan because a shareholder may only participate in the plan with respect to all of his or her shares of common stock and not a portion of those shares.

20.   May a participant elect to have the withdrawn shares sold?

      Yes. Participants may request the plan administrator to sell the shares withdrawn from the plan. The request to sell received from a participant less than 10 business days before a



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dividend record date will not be effective until the participant's dividends paid on that date have been reinvested and the shares credited to the participant's account. Participants should specify in their written notification of withdrawal if the plan administrator is to cause the sale of the withdrawn shares.

      The plan administrator will direct the plan purchasing agent to execute a sale order providing for the sale of shares, within 30 days of receipt of the notice, and to deliver to the participant a check for the proceeds of the sale, less: any brokerage commissions; a $10.00 service fee; applicable withholding taxes; and transfer taxes (if any) incurred in connection with the sale. A request for shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed.

      Any fractional interest withdrawn will be liquidated by the plan administrator on the basis of the then current market value of the common stock and a check issued for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

      Participants who withdraw all of the whole and fractional shares from their accounts will be treated as having terminated participation in the plan and will also incur a $10.00 withdrawal fee in addition to the $10.00 service fee to execute a sale order. (See No. 22 below.)

Discontinuation of Dividend Reinvestment

21.   How does a participant discontinue participation under the plan?

      Participants may terminate their participation in the plan at any time by sending written notice to the plan administrator. When a participant terminates his or her participation in the plan, the plan administrator will deliver to the participant a certificate for whole shares credited to the participant's account under the plan, and a check representing:

      o any uninvested dividends held by the plan administrator for the participant under the plan, and;

      o the value of any fractional share based on the then current fair market value per share of East Penn's common stock. Any notice of termination received less than 10 business days prior to a dividend record date will not be effective until dividends paid for the record date have been reinvested and the shares (whole or fractional) credited to the participant's account. There is a $10.00 withdrawal fee to terminate participation in the plan.

22. May a participant request shares to be sold when terminating participation?

      Yes. The request should be in writing for all of the whole shares to be sold. Any request must be signed by each person in whose name the plan account appears. On receipt of the request, the plan administrator will direct the plan purchasing agent to proceed in the same manner as set forth in No. 20 above. A check will be issued in lieu of the issuance of any fractional share based on the then current fair market value per share of East Penn's common stock. There is a $10.00 service fee for any participant who requests the plan administrator to



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sell the shares held in the participant's account. In addition, there is a
$10.00 withdrawal fee to terminate participation in the plan. Therefore, any participant who elects to terminate his or her participation in the plan and directs the plan administrator to sell the shares held in his or her account will incur, in the aggregate, a service fee of $20.00, representing the $10.00 withdrawal fee and the $10.00 service fee in connection with the sale of the shares, plus any broker commissions, if applicable.

Federal Income Tax Information

23.   What are the federal income tax consequences of participation in the plan?

      For federal income tax purposes, a participant in the plan will be treated as having received, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are actually paid in cash, withheld for the payment of taxes, or invested in additional shares of common stock pursuant to the plan. Additionally, the participant will be deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant's behalf. The per share tax basis of shares acquired for a participant under the plan will be the price per share reported on the periodic statement of account supplied to each participant after each applicable investment date, adjusted to include the amount of commissions and other brokerage expenses paid on behalf of the participant, as reported in the Internal Revenue Service information referred to in No. 17 above.

      The holding period for shares acquired pursuant to the plan will begin on the day after the date the shares are acquired for a participant's account. When a participant is subject to federal income tax withholding on dividends, and when foreign participants' taxable income under the plan is subject to federal income tax withholding, dividends will be reinvested net of the amount of tax withheld under applicable law.

      East Penn believes that participants will not realize any taxable income upon receipt of certificates for whole shares credited to their account, either upon the withdrawal of shares from the plan or upon termination of participation in the plan. A participant who sells or exchanges shares previously received from the plan, or who directs the plan administrator to sell his or her plan shares, may, however, recognize gain or loss. A participant will also likely be required to recognize gain or loss upon the receipt of a cash payment for a fractional share credited to the participant's account upon withdrawal of shares from the plan. The amount of gain or loss in either case will be the difference between the amount the participant receives for the plan shares or fractional share and the participant's tax basis in those shares or fractional share.

      Participants who purchase common stock under the plan with voluntary cash payments should not be required to recognize income in connection with those purchases. The tax basis of shares purchased under these circumstances will be equal to the purchase price as adjusted for the amount of commission expenses paid on behalf of the participants. The holding period for those shares will commence on the day after the shares are acquired.

      Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.



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      The foregoing summary is based upon an interpretation of current federal income tax laws, and assumes that dividends paid by East Penn will be from its earnings and profits. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

Other Information

24.   What happens if East Penn declares a stock dividend or a stock split?

      The common stock in a participant's account will be adjusted to give effect to the stock dividend or stock split. In that event, the number of shares available for issuance under the plan shall likewise be adjusted. Participants will not receive certificates for their plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces East Penn's administrative costs associated with the plan.

25. How will the shares credited to a participant's account be voted at a meeting of shareholders?

      Participants will receive a proxy that will enable them to vote whole shares and fractional interests registered in their name and will enable them to direct the plan administrator how to vote whole shares and fractional interests credited to their plan account. Shares held by the plan administrator for the account of a participant who does not properly return a proxy will not be voted. Participants will vote shares registered in their own names directly, or by proxy, as they have in the past.

26. What are the responsibilities and liabilities of East Penn and the plan administrator?

      East Penn and the plan administrator shall not be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability:

      o arising out of failure to terminate a participant's account upon his or her death;

      o with respect to the prices at which shares of East Penn's common stock are purchased or sold, the times when or the manner in which those purchases or sales are made, the decision whether to purchase shares of common stock on the open market or from East Penn, fluctuations in the market value of the common stock; and

      o     any matters relating to the operation or management of the plan.

      All transactions in connection with the plan will be governed by the laws of the Commonwealth of Pennsylvania.

27.   May the plan be modified or discontinued?



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      Yes. The Board of Directors of East Penn, in its discretion, may modify, suspend, or terminate the plan at any time and will endeavor to promptly notify participants of any suspension, termination, or modification. The Board of Directors of East Penn may terminate, for whatever reason, at any time, as it may determine, in its sole discretion, a participant's participation in the plan, after mailing a notice of intention to terminate to the participant at the address as it appears on the plan administrator's records.

28.   May participants pledge shares held in their account under the plan?

      No. Shares credited to a participant's account under the plan may not be pledged or assigned, nor may any rights or interests under the plan be transferred, pledged or assigned, and any purported pledge, assignment or transfer shall be void. Participants who wish to pledge or assign their shares held under the plan must withdraw those shares from the plan which will terminate their participation in the plan.



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                                 EAST PENN BANK
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1.    PURPOSE

      The purpose of this Dividend Reinvestment and Stock Purchase Plan is to provide the holders of record of the Common Stock, par value $0.625 per share, of East Penn Bank with a convenient method to invest cash and stock dividends payable with respect to the Common Stock and to make voluntary cash payments for the purchase of additional shares of Common Stock, and to provide for safekeeping of stock certificates when shares are distributable to plan participants, all as hereinafter provided.

2.    DEFINITIONS

      For purposes of this plan:

      (a) "Account" shall mean the account held by the plan administrator for a participant to which his or her plan shares are credited.

      (b) "Authorization Form" shall mean the form or other document, as prescribed by the plan administrator and as amended from time to time, used to evidence an election by an eligible shareholder of the Bank to participate in the plan.

      (c) "Common Stock" shall mean the Common Stock of the Bank, having a par value of $0.625 per share.

      (d) "Bank" shall mean East Penn Bank.

      (e) "Dividend" shall mean a dividend payable by the Bank in cash or shares with respect to the Common Stock.

      (f) "Fair Market Value" shall mean the value of a share of Common Stock as of the applicable date as determined by the plan administrator as follows:

            (i) If the Common Stock is listed on an established organized stock exchange, the fair market value shall be the closing price per share for the Common Stock on such stock exchange on the applicable date or, if no sale of the Common Stock occurred on such stock exchange on that date, the closing price per share for the Common Stock on such stock exchange on the next day on which a sale of Common Stock occurred.

            (ii) If the Common Stock is not listed on an established stock exchange but is listed in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS"), the fair market value shall be the average of the highest and lowest trading prices per share for the Common Stock on the applicable date or, if no trade of the Common Stock occurred in said National Market System on that date, the average of the highest and lowest trading prices per share for the Common Stock on the next day on which the Common Stock was traded in said National



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      Market System.

            (iii) If the Common Stock is not listed on an established stock exchange or in the NASDAQ/NMS but is quoted on a system maintained by the National Association of Securities Dealers, Inc. ("NASD"), the Fair Market Value shall be the average of the closing dealer bid and asked prices per share for the Common Stock quoted on such system on the applicable date or, if no such bid and asked prices are quoted on such system on that date, the average of the closing dealer bid and asked prices per share for the Common Stock quoted on such system on the most recent previous day on which such prices were quoted.

            (iv) if the Common Stock is not listed on an established stock exchange or in the NASDAQ/NMS, or quoted on a system maintained by the NASD, the fair market value shall be the average of the lowest bid and highest asked prices per share for the Common Stock quoted on the applicable date by one or more brokerage firms selected by the plan administrator which then make a market in the Common Stock or, in the absence of any such bid and asked prices quoted on such date, the quoted per share price (or average of the quoted per share prices, if several), whether bid or asked, for the Common Stock reported on the applicable date or, failing this, on the most recent previous date on which such quotes are available.

      (g) "Investment Date" shall mean the day during a month on which a Dividend is payable, and in any other month, the fifteenth (15th) day of such month, or if in any case, such day is not a business day on which securities are traded, then the next following business day on which securities are traded.

      (h) "Participant" shall mean a shareholder of record of the Bank who is participating in the plan.

      (i) "Plan" shall mean this Dividend Reinvestment and Stock Purchase Plan, as amended from time to time.

      (j) "Plan Administrator" shall mean such administrator as the Board of Directors of the Bank may, in its sole discretion, from time to time, select.

      (k) "Plan Purchasing Agent" shall mean an entity registered as a broker dealer under the Securities Exchange Act of 1934, as amended, which entity may be a bank, trust company, brokerage firm or other independent fiduciary institution selected by the plan administrator for purposes of purchasing shares, in the open market, on behalf of the plan. The Board of Directors of the Bank reserves the right to select a new plan purchasing agent at any time.

      (l) "Plan Shares" shall mean the shares of Common Stock, whole and fractional, that are held by the plan administrator for the benefit of the participants under the plan.

3.    ADMINISTRATION

      The plan administrator shall administer the plan. All plan shares will be registered in the name of the plan administrator, or its nominee, as agent for the participants and will be credited to the respective accounts of the participants.

4.    PARTICIPATION

      All holders of record of Common Stock are and shall be, and all participants shall be eligible to participate in the plan, except as otherwise determined, from time to time, by the Bank. Without limiting the foregoing, the Bank may refuse to offer the plan to shareholders residing in any state that requires (i) the registration or qualification of the Common Stock to be issued pursuant to the plan, or exempt therefrom, or (ii) the registration or qualification of the Bank or the plan administrator, or any of their respective officers or employees, as a broker, dealer, salesman or agent. Beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) may become shareholders of record by requesting their broker or nominee to transfer such shares into their own name or to request that the broker or nominee enroll in the Plan on their behalf. Also, persons who beneficially own five percent (5%) or more of the Common Stock are prohibited from enrolling in the plan unless so permitted by majority vote of the Bank=s full Board of Directors. Participants who become beneficial owners of five percent (5%) or more of the Common Stock, as determined by the Bank, in its sole discretion, will be terminated from further participation in the plan upon achieving such ownership status. For purposes of the Plan, "Beneficial Ownership" shall be determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission, as interpreted and administered by the Board of Governors of the Federal Reserve System and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days of the proposed transaction. Beneficial ownership may be disclaimed as to certain of the securities.

5.    ENROLLMENT

      Any eligible shareholder of record of the Bank may enroll in the plan at any time by completing and signing an authorization form and returning it to the plan administrator. If an authorization form requesting reinvestment of dividends is received by the plan administrator at least five (5) business days before the record date established for a particular dividend, reinvestment will commence with that dividend. If an authorization form is received from a shareholder less than five (5) business days before the record date established for that particular dividend, the reinvestment of dividends will begin with the payment of dividends following the next dividend record date if at that time the shareholder is still a record holder of Common Stock.

      A record holder of Common Stock may participate in the plan only with respect to all of his or her Common Stock held in the plan, and may not participate in the plan with respect to less than all of his or her shares of Common Stock, held by the participant of record in his or her plan account.

6.    VOLUNTARY CASH PAYMENTS

      Any eligible shareholder of record who is enrolled in the plan and who is eligible to participate in accordance with the provisions of the plan may also elect to make voluntary cash payments by enclosing a check or money order with the executed authorization form (for new participants) or by forwarding a check or money order to the plan administrator with a payment form that will accompany each statement of account. Checks and money orders shall be made payable to "Registrar and Transfer Company", and should include the participant's account number and taxpayer identification number. The amount of such voluntary cash payments may not be less than fifty dollars ($50.00) or total more than five thousand dollars ($5,000.00) per quarter. The Bank reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible participant. Voluntary cash payments will be accepted for investment, and will be invested, only in connection with the end of a calendar quarter. For purposes of the plan, the Bank's calendar quarters end on the last business day of March, June, September, and December. Because participants will not be credited with interest on their voluntary cash payments prior to investment and because the plan administrator is prohibited from holding such voluntary cash payments for extended periods of time prior to investing them, participants must submit their voluntary cash payments as near as possible to the end of the respective calendar quarter, but at least five (5) days prior to such date. For investment of a voluntary cash payment to occur on a particular investment date, the voluntary cash payment must be received by the plan administrator no later than five (5) days prior to the corresponding end of the calendar quarter, allowing adequate time for the checks or other drafts to clear prior to the corresponding dividend payment date.

7.    PURCHASES

      On each date that dividends are payable, the Bank will pay to the plan administrator the dividends payable with respect to the Common Stock of the participants, including their plan shares, less any applicable withholding taxes. As of each investment date, the plan administrator will use the amount of the available dividends so received from the Bank, together with voluntary cash payments received from Participants, to purchase Common Stock for the accounts of the participants. The plan administrator shall either: (i) purchase Common Stock from the Bank; (ii) direct the plan purchasing agent to purchase the Common Stock in the open market; (iii) arrange for the purchase of Common Stock in negotiated transactions; or (iv) employ a combination of the foregoing, as directed from time to time by the Bank. Common Stock purchased from the Bank will be its authorized but unissued shares of Common Stock or issued, but not outstanding, shares of Common Stock.

      Purchases of Common Stock from the Bank under the plan shall be made as soon as reasonably possible after the investment date, but not more than thirty
(30) days after such date. Open market purchases of Common Stock under the plan will be made by the plan purchasing agent on or as soon as reasonably possible after each investment date, but not more than thirty (30) days after such date. Neither the Bank nor the plan administrator will exercise discretion or control over the methods or timing of purchases made by the plan purchasing agent pursuant to the plan. If any Common Stock is purchased in the open market and/or in negotiated transactions, no Common Stock will be allocated to a participant's account until all Common Stock has been purchased for all participants that month, whether from the Bank, in the open market, or in negotiated transactions.

      The purchase price of Common Stock purchased from the Bank under the plan shall be the fair market value of the Common Stock as of the investment date. The purchase price of Common Stock purchased under the plan in the open market and/or in negotiated transactions will be the participant's pro rata share of the actual costs, excluding any brokerage commissions, incurred by the plan administrator for such purchases. In the event of purchases of Common Stock from the Bank and in the open market and/or in negotiated transactions, the purchase price per share of Common Stock to be charged to each participant will be based upon the weighted averages of the prices of all shares purchased. Each participant's account will be credited with the number of whole and fractional shares of Common Stock, calculated to four (4) decimal places, equal to the amount to be invested for the participant divided by the applicable purchase price.

8.    DIVIDENDS ON PLAN SHARES

      As the record holder of the plan shares held in participants' accounts under the plan, the plan administrator will receive dividends, less any applicable withholding taxes, payable with respect to all plan shares held on each dividend record date, will credit such dividends to participants' accounts on the basis of the plan shares held in each account, and will reinvest such dividends in Common Stock under the plan.

9.    COSTS

      The Bank will pay all costs of administration of the plan and service charges except as otherwise provided. No brokerage fees will be charged to participants in connection with the purchase of Common Stock. Participants will be charged the full actual cost, including any brokerage commissions, of all shares of Common Stock sold on their behalf pursuant to the plan. A participant who requests that the plan administrator sell shares of Common Stock held in the participant's account in the plan will incur a $15.00 service fee, in addition to any brokerage fees incurred in connection with such sale. If the fee is paid in advance when notice of sale is made, then the fee will not be deducted from the proceeds of the sale. A $10.00 service fee will be charged to participants who request that the share certificates be issued to them in lieu of their plan shares being held in book entry form. If such fee is not paid in advance when the withdrawal or termination is requested, the fee will be deducted from the participant's account.

10.   REPORTS TO PARTICIPANTS

      As soon as practicable after each Investment date, the plan administrator will mail to each participant for whose account a transaction has occurred under the plan, a statement showing:

      (a) the amount of dividends applied for the participant toward such investment;

      (b)   any taxes withheld;

      (c)   the net amount invested;

      (d)   the number of plan shares purchased;

      (e)   the price per share at which plan shares were purchased; and

      (f)   the total plan shares accumulated in the participant's account.

      Each participant will receive annually, information for the purpose of reporting his or her dividend income and other relevant information, including brokerage commissions and other expenses paid on the participant's behalf, in accordance with applicable tax laws.

11.   VOTING OF PLAN SHARES

      The whole number of shares of Common Stock credited to the account of a participant under the plan will be voted at meetings of shareholders of the Bank by the plan administrator, as record holder, in accordance with the instructions of the participant, as delivered by the participant, as and when prescribed by the Bank or the plan administrator. In the absence of providing such instructions to the plan administrator, the plan shares of a participant will not be voted.

12.   WITHDRAWAL OF PLAN SHARES

      Participants may withdraw all or a portion of the whole plan shares in their accounts by notifying the plan administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of the participant and issued to the participant within thirty (30) days of the plan administrator's receipt of notice of withdrawal. Certificates for fractional shares of Common Stock will not be issued under any circumstance. In lieu of issuing certificates for fractional shares of Common Stock, any fractional interest withdrawn will be liquidated by the plan administrator on the basis of the then current market value of the Common Stock and a check issued for the proceeds thereof. Any notice of withdrawal from an account received less than five (5) business days prior to a dividend record date will not be effective until dividends paid on such record date with respect to the plan shares in the account have been reinvested in Common Stock under the plan and such Common Stock has been credited to the participant's account. There are no fees for withdrawing from the plan, other than fees related to the issuance or sale of shares of Common Stock.

      Participants may request the plan administrator to sell the plan shares that are withdrawn from their accounts by specifying in the notice of withdrawal, the number of shares to be sold. The plan administrator will execute a sale order for such shares within thirty (30) days of receipt of the notice, and will deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, a $15.00 service fee, and applicable withholding taxes and transfer taxes incurred in connection with the sale. A request for plan shares to be sold must be signed by each person in whose name the account appears, with signatures guaranteed.

      Any plan shares remaining in a participant's account after withdrawal will continue to be held for the participant by the plan administrator, and dividends on such plan shares will continue to be reinvested under the plan. A participant who withdraws all of the plan shares in his or her account will be treated as having terminated participation in the plan. A participant who withdraws a portion of the plan shares from his or her account and who does not instruct the plan administrator to sell such shares, will effectively terminate participation in the plan, unless such shares are sold by the participant after they are withdrawn from his or her account. A holder of Common Stock may participate in the plan only with respect to all of his or her Common Stock held in the plan, and may not participate in the plan with respect to less than all of his or her shares of Common Stock.

13.   TERMINATION OF PARTICIPATION

      A participant may terminate participation in the plan at any time by giving written notice thereof to the plan administrator in a form established by the plan administrator. The Board of Directors of the Bank, in its sole discretion at any time, may send written notice to a participant, with a copy sent to the plan administrator, by which the participant's participation in the plan is terminated; in any such case, the participant shall be treated as if he or she has terminated participation in the plan as of the date of mailing of such notice.

      Within thirty (30) days after the date on which any such notice is received by the plan administrator (the "termination date"), the plan administrator will deliver to the participant: (a) a certificate for all whole plan shares held in the participant's account, (b) a check representing any uninvested dividends held by the plan administrator for the participant, and (c) a check in lieu of the issuance of any fractional share of Common Stock credited to the participant's account, equal to (i) the proceeds from the sale of such fractional share on the open market, less any brokerage commissions, a $10.00 fee to issue the shares of Common Stock and applicable withholding taxes and transfer taxes incurred, or (ii) the fractional share multiplied by the fair market value of the Common Stock as of the termination date, less a $10.00 fee to issue the shares of Common Stock. Any notice of plan termination received from a participant less than five (5) business days prior to a dividend record date will not be effective until the dividends paid on such record date with respect to the plan shares in the account have been reinvested in Common Stock under the plan and such Common Stock has been credited to the participant's account.

      In the alternative, a participant may request in his or her notice of plan termination delivered to the plan administrator, that all of the plan shares in the participant's account be sold. A request for plan shares to be sold must be signed by all persons in whose names the account appears, with signatures guaranteed. If such a sale is requested, the plan administrator will direct the plan purchasing agent to execute a sale order providing for the sale of such plan shares within thirty (30) days of its receipt of such request, and will also direct the plan purchasing agent to deliver to the participant a check for the proceeds of the sale, less any brokerage commissions, a $15.00 service fee, and applicable withholding taxes and transfer taxes incurred.

14.   STOCK CERTIFICATES

      Unless a request is made in writing to the plan administrator which includes the payment of a service fee of $10.00, participants will not be issued certificates for shares held in custody by the plan administrator. Certificates will, however, be issued to participants upon withdrawal of plan shares or upon termination of participation in the plan and will be registered in the name or names in which the participant's account is maintained. If a participant requests a certificate to be registered in a name other than that shown on the account, such request must be signed by all persons in whose names the account is registered, with signatures guaranteed, and be accompanied by such other documentation as the plan administrator may require.

      Participants may not pledge or assign plan shares credited to their accounts, or pledge, assign or transfer any of their rights or interests under the plan, and any such purported pledge, assignment or transfer shall be void and of no force or effect.

15.   STOCK DIVIDENDS, SPLITS AND OFFERINGS

      Any shares of capital stock resulting from a stock dividend or stock split by the Bank with respect to the plan shares of a participant shall be added to the participant's account with the plan administrator as additional plan shares. Stock dividends or shares resulting from a stock split that are distributable with respect to shares of Common Stock held of record in a participant's name will be credited to the participant's account and no stock certificates will be issued. This provides plan participants with a convenient and economical method of safe keeping of stock certificates.

      In the event of any change in the Common Stock held by the plan administrator under the plan as a result of a stock split, reverse stock split, stock dividend or similar transaction, the number of plan shares shall be appropriately adjusted. Also, the total shares available for issuance pursuant to the plan will be adjusted to reflect the stock split, stock dividend or similar transaction.

      In the event of any "rights" or similar offering by the Bank of any of its capital stock, the Plan shares credited to a participant's account shall be treated as shares of Common Stock held of record by the participant in his or her name for purposes of such offering.

16.   INCOME TAX ASPECTS

      The reinvestment of dividends does not relieve the participant of any income tax which may be payable on such dividends. The payment by the Bank of service fees and brokerage commissions in connection with dividend reinvestment is considered income to the participant and reported as such to the Internal Revenue Service. If a participant is subject to United States backup withholding tax on dividends, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in Common Stock. Statements of account for these participants indicate the amount withheld. At year end, the plan administrator provides each participant with summary information for tax purposes at no charge to the participant. (See Paragraph 10, above.)

17.   AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

      The Board of Directors of the Bank may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. The Board of Directors of the Bank shall endeavor to promptly send to participants notice of any suspension, termination or material amendment of the plan. Participants shall in all events have the right to withdraw from the plan. Any such suspension, termination or material amendment of the plan shall not become effective until thirty (30) days after notice is mailed to the participants.

18.   INTERPRETATION OF PLAN

      The plan, the authorization form, and the participants' accounts shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and applicable state and federal securities laws. Any question of interpretation arising under the plan shall be determined by the Bank pursuant to applicable state and federal law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding upon all participants and the plan administrator. The Bank or, with its consent, the plan administrator, may adopt rules and regulations from time to time to facilitate the administration of the plan. Where used in this plan, the plural shall include the singular and, unless the context otherwise clearly requires, the singular shall include the plural. The captions of the various paragraphs contained in this plan are for convenience only and shall not affect the interpretation or meaning of the provisions of the plan.

19.   NO LIABILITY OF BANK OR PLAN ADMINISTRATOR

      Neither the Bank nor the plan administrator, nor their respective directors, officers or employees, shall be liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claim of liability (a) arising out of failure to terminate a participant's account upon such participant's death, and (b) with respect to the prices at which shares of Common Stock are purchased or sold, the times when or the manner in which such purchases or sales are made, the decision whether to purchase shares of Common Stock on the open market or from the Bank, fluctuations in the fair market value of the Common Stock, and (c) any matters relating to the operation or management of the plan. The foregoing plan was adopted by the Board of Directors of East Penn Bank on April 18, 2002 and is effective on June 3, 2002.

USE OF PROCEEDS

      East Penn Bank does not know the number of Common Shares that will ultimately be purchased under the plan or the prices at which these shares will be purchased. To the extent that shares are purchased from East Penn Bank, and not in the open market, East Penn Bank intends to add the proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to East Penn Bank's subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

      East Penn Bank is subject to the informational requirements of the Securities Exchange Act of 1934, and therefore files reports, proxy statements and other information with the Board of Governors of the Federal Reserve System. These reports, proxy statements and other information (without exhibits) can be inspected and copied at the Board's Offices Federal Reserve Banks of New York, Chicago, San Francisco and Philadelphia.

      Reference is made to certain exhibits for further information with respect to East Penn Bank and the Common Stock offered in this Offering Circular. Any statements contained in this Offering Circular concerning the provision of any document are not necessarily complete, and in each instance reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the Federal Reserve. Each statement is qualified in its entirety by this reference.